Exhibit (l)

SUBSCRIPTION AGREEMENT

Perritt Funds, Inc.
10 South Riverside Plaza
Suite 1520
Chicago, Illinois 60606

Ladies and Gentlemen:

The undersigned hereby subscribes to five-thousand (5,000) shares (the “Shares”) of common stock, par value $0.0001 per share, of Perritt Funds, Inc. (the “Fund”), representing shares in the Fund’s series, Perritt Emerging Opportunities Fund. In consideration for which the undersigned agrees to transfer to the Fund upon demand cash in the amount of fifty-thousand dollars ($50,000).

It is understood that upon acceptance hereof by the Fund that the Shares shall be issued to the undersigned and shall be deemed to be fully paid and nonassessable. The undersigned represents that the Shares are being purchased for investment with no present intention of reselling or redeeming the Shares.

Dated and effective as of this 9th day of August, 2004.

INVESTMENT INFORMATION SERVICES, INC.
/s/ Gerald W. Perritt
Gerald W. Perritt - President

ACCEPTANCE

The foregoing subscription is hereby accepted. Dated and effective as of this 9th day of August, 2004.

PERRITT FUNDS, INC.
By: /s/ Michael J. Corbett
Name: Michael J. Corbett
Title: President

SUBSCRIPTION AGREEMENT

Perritt Funds, Inc.
10 South Riverside Plaza
Suite 1520
Chicago, Illinois 60606

Ladies and Gentlemen:

The undersigned hereby subscribes to two-thousand five-hundred (2,500) shares (the “Shares”) of common stock, par value $0.0001 per share, of Perritt Funds, Inc. (the “Fund”), representing shares in the Fund’s series, Perritt Emerging Opportunities Fund. In consideration for which the undersigned agrees to transfer to the Fund upon demand cash in the amount of twenty-five thousand dollars ($25,000).

It is understood that upon acceptance hereof by the Fund that the Shares shall be issued to the undersigned and shall be deemed to be fully paid and nonassessable. The undersigned represents that the Shares are being purchased for investment with no present intention of reselling or redeeming the Shares.

Dated and effective as of this 9th day of August, 2004.

/s/ Michael J. Corbett
Michael J. Corbett

ACCEPTANCE

The foregoing subscription is hereby accepted. Dated and effective as of this 9th day of August, 2004.

PERRITT FUNDS, INC.
By: /s/ Gerald W. Perritt
Name: Gerald W. Perritt
Title: Vice President

SUBSCRIPTION AGREEMENT

Perritt Funds, Inc.
10 South Riverside Plaza
Suite 1520
Chicago, Illinois 60606

Ladies and Gentlemen:

The undersigned hereby subscribes to two-thousand five-hundred (2,500) shares (the “Shares”) of common stock, par value $0.0001 per share, of Perritt Funds, Inc. (the “Fund”), representing shares in the Fund’s series, Perritt Emerging Opportunities Fund. In consideration for which the undersigned agrees to transfer to the Fund upon demand cash in the amount of twenty-five thousand dollars ($25,000).

It is understood that upon acceptance hereof by the Fund that the Shares shall be issued to the undersigned and shall be deemed to be fully paid and nonassessable. The undersigned represents that the Shares are being purchased for investment with no present intention of reselling or redeeming the Shares.

Dated and effective as of this 9th day of August, 2004.

/s/ Gerald W. Perritt
Gerald W. Perritt

ACCEPTANCE

The foregoing subscription is hereby accepted. Dated and effective as of this 9th day of August, 2004.

PERRITT FUNDS, INC.
By: /s/ Michael J. Corbett
Name: Michael J. Corbett
Title: President